UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2020

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200 Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Closing of Notes Offering

On August 18, 2020, Gaming and Leisure Properties, Inc. (“GLPI”) closed the previously announced notes offering (the “Offering”) of $200.0 million aggregate principal amount of 4.000% senior notes due 2031 (the “Notes”) co-issued by GLP Capital, L.P., a wholly owned subsidiary and the operating partnership of GLPI (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (“GLP Financing” and, together with the Operating Partnership, the “Issuers”). The Notes will become part of the same series as, and are expected to be fungible with, the Issuers’ previously issued 4.000% Senior Notes due 2031, $500.0 million aggregate principal amount of which were originally issued on June 25, 2020 (the “Initial Notes”). The Notes will be fully and unconditionally guaranteed on an unsecured basis by GLPI.

Indenture for the Notes

The Issuers issued the Notes on August 18, 2020 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 28, 2016 (the “First Supplemental Indenture”), and the Tenth Supplemental Indenture, dated as of June 25, 2020 (the “Tenth Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes mature on January 15, 2031 and bear interest at a rate of 4.000% per year. Interest on the Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2021. Interest on the Notes will be deemed to accrue from June 25, 2020, the issuance date of the Initial Notes.

The Issuers may redeem the Notes at any time at their option at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if Notes are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Services, Inc. and Fitch Ratings, Inc. of the Notes, the Issuers will be required to give holders of the Notes the opportunity to sell the Issuers their Notes at a price equal to 101% of the principal amount of the Notes, together with accrued and unpaid interest to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Operating Partnership’s subsidiaries, except in the event that the Operating Partnership in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of the Operating Partnership’s subsidiaries (excluding GLP Financing).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease, dated November 1, 2013, under which the Operating Partnership leases to Penn Tenant, LLC most of the assets that were acquired from Penn National Gaming, Inc. in 2013 (the “Penn Master Lease”). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the Penn Master Lease or the guaranty related thereto terminating in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.

The net proceeds from the Offering were approximately $205.4 million, after deducting underwriting discounts and commissions and estimated expenses. The Issuers used a portion of the net proceeds to partially repay amounts outstanding under the Term Loan A-1 and other expenses related to the offering.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture and the Tenth Supplemental Indenture (including the form of Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by this reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of GLPI or the Issuers, including, without limitation, the Notes offered and sold in the Offering.

Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about the Company and its subsidiaries, including risks related to the following: the effect of pandemics such as the COVID-19 pandemic on the Company and its subsidiaries as a result of the impact of such pandemics on the business operations of the Company’s tenants and their continued ability to pay rent in a timely manner or at all; the Company’s ability to successfully consummate any pending transactions, including receipt of required regulatory approvals, or other delays or impediments to completing such transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; the Company’s ability to maintain its status as a real estate investment trust (“REIT”); the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; the impact of the Company’s substantial indebtedness on the Company’s future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in its other filings with the SEC.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Report may not occur as presented or at all. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on November 1, 2013)

4.2	First Supplemental Indenture, dated as of March 28, 2016, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on March 28, 2016)

4.3	Tenth Supplemental Indenture, dated as of June 25, 2020, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to GLPI’s Current Report on Form 8-K filed on July 1, 2020)

4.4	Form of 2031 Note (included in Exhibit 4.3 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2020	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
	Name:	Brandon J. Moore
	Title:	Senior Vice President, General Counsel & Secretary